Exhibit 99.1

ZOMOJO PTY LTD

Employee Share Option Plan

Copyright Brash Solutions 2017 ©

All rights reserved, except for use by Zomojo Ply Ltd for its Employee Share Option Plan.

Brash Solutions A.B.N. 35 550 680 400

Principal: Or Nicholas Brash PhD(Law) LLBB.Com

16 Grice Avenue Mt Eliza Vic 3930

Phone: 03 9787 0927 Fax: 03 9012 4111

E-mail: nickbrash@brashsolutions.com,au Web: www.brashsolutions,com.au

Approved by the shareholders of Zomojo Pty Ltd on 8th November 2017: Greg Robinson Chairman’s Name Signature

Zomojo Pty Ltd

ABN 99 114 604 269

Zomojo

Employee Share Option Plan

Plan Rules

Brash Solutions

Dr Nicholas Brash Ph.D (Law) LLB B.Com

Mobile 0418 330 252

E-mail nickbrash@brashsolutions.com.au

Web      www.brashsolutions.com.au

© Copyright Brash Solutions 2017

COPYRIGHT NOTICE

© Brash Solutions 2017

These Plan Rules have been provided for the exclusive use of the management and employees of Zomojo Pty Ltd and any subsidiaries for the purposes of the Zomojo Employee Share Option Plan. Any other party wishing to obtain a copy of this document whether in paper form or electronically, or to make any use thereof, must first obtain Brash Solutions’ written consent.

Any unauthorised downloading or use may result in legal action. This document is protected by the laws of copyright and confidentiality, and actions will be taken to remedy any breach.

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© Copyright Brash Solutions 2017 All rights reserved, except for use by Zomojo Pty Ltd for the Zomojo Employee Share Option Plan.

Zomojo Employee Share Option Plan

Plan Rules

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© Copyright Brash Solutions 2017 All rights reserved, except for use by Zomojo Pty Ltd for the Zomojo Employee Share Option Plan.

Zomojo Employee Share Option Plan

Plan Rules

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Zomojo Employee Share Option Plan Plan Rules

Part I Overview

1.	Introduction

Name of Plan

	1.1	The Plan is called the Zomojo Employee Share Option Plan, or ‘the Plan’ for short.

What the Plan Does

1.2 The Plan provides selected employees and directors of the Zomojo Group (‘Employees’) with a means of acquiring Options, each of which confers a right to acquire an ordinary share in Zomojo on and subject to the terms of the Plan.

	1.3	Subject to Rules 1.4 and 1.5, no monetary consideration is payable by a Participant for:

		(a)	acquiring Options; or

		(b)	converting Options to Shares.

1.4 The Board may also offer Options with an exercise price, whereupon any reference in these Rules to an Option shall be read as including a reference also to such an Option, and these rules shall be read with such adaptations as are necessary, including (without limitation) that if an Option is converted to a Share, the Participant must pay the applicable exercise price.

1.5   The Board may also offer Options on terms that monetary consideration is payable by a Participant for acquiring the Options, whereupon these Rules shall be read with such adaptations as are necessary.

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Zomojo Employee Share Option Plan Plan Rules

	1.6	Except as provided in the Constitution or a Shareholders Agreement, unless and until a Share is acquired by a Participant upon the exercise of an Option held by the Participant:

This rule confirms the nature of an Option – being a right to acquire a Share. As such, an Option holder does not have the rights of a shareholder, unless and until the Option is converted to a Share.

However, indirectly, an Option conveys the benefit of capital growth in the value of a Share, in that if the Share value goes up, then as long as the Option vests, the value of the Option should go up by the same or a similar amount.

(a) the Participant has no interest in a Share the subject of an Option held by the Participant; and
(b)

in particular, the Participant is not entitled in respect of an Option to participate in any shareholder meeting, dividend, new issue (including a bonus issue or pro rata issue) or any other shareholder distribution where the Option has not been converted to a Share before the books closing date for determining entitlements to the dividend, new issue or shareholder distribution.

Object of Plan

	1.7	The object of the Plan is to encourage commitment on the part of participating Employees towards the success of the Zomojo Group.

Commencement of Plan

	1.8	The Plan shall commence operation on its approval by a resolution of Zomojo’s Shareholders, or on such later date as may be determined by the Board.

2.	Operation of the Plan

	2.1	The Plan shall operate in accordance with these Plan Rules which, upon acceptance of an Offer of Options, bind Zomojo and the Participant.

2.2

The Board retains the power to direct the Plan Administrator in the exercise of its powers or rights from time to time to ensure that the Plan Rules are adhered to and that the Plan is being administered in a manner consistent with Zomojo’s philosophy underpinning employee incentivisation and share ownership.

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Zomojo Employee Share Option Plan Plan Rules

	2.3	These Plan Rules shall be interpreted in accordance with the definitions and rules of interpretation set out in Part IX.

3.	Overview of Rules

	3.1	These Plan Rules deal with the following topics.

		(a)	Part II contains rules dealing with the grant of Options.

		(b)	Part III contains rules dealing with the vesting of Options.

		(c)	Part IV contains rules dealing with the forfeiture of Options.

		(d)	Part V contains rules dealing with the exercise of Options and conversion into Shares.

(e) Part VI contains rules regulating when and how Options and Shares acquired under the Plan can be dealt with.

		(f)	Part VII contains special rules on specific topics which may arise during the operation of the Plan.

		(g)	Part VIII contains general rules relating to the operation and administration of the Plan.

		(h)	Part IX defines terms used throughout this document and contains guidelines for the document’s interpretation.

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Part II Grant of Options

4.	Offer of Options

Terms of Options Offered

4.1

Subject to these Rules, the Board may in its discretion from time to time offer Options to any Employee (‘Eligible Employee’) whom the Board determines is to receive Options having regard to any recommendations given to the Board by Zomojo’s CEO.

The Board has discretion over who is eligible, how many Options are Offered, and on what terms.

4.2

Subject to these Rules, the selection of Eligible Employees, and the number and terms of Options that Eligible Employees are invited to acquire, shall be determined by the Board in its absolute discretion.

	4.3	In considering whether to offer Options and the number and terms of Options, the Board may have regard to any factors considered relevant, including (without limitation) whether the Offer:	General guidelines for selection of eligible employees and bonus allocations.

(a) appropriately reflects the Eligible Employee’s level of responsibility and seniority, performance or expected performance, and length of service or expected length of service; and

(b) is reasonable considering the Eligible Employee’s total remuneration package.

4.4

If an Eligibility Condition is included in the terms of Options granted to a Participant, unless otherwise stated, it shall operate as a condition precedent that must be satisfied before the Eligible Employee has any right to accept the Options, and prior to satisfaction of the condition precedent the Eligible Employee has no rights or entitlement in respect of the Options.

This refers to a situation where a condition must be fulfilled before Options are granted (such as commencing employment with Zomojo), compared with the case of a Vesting Condition where Options have already been granted but if the condition is not fulfilled, the Options may be forfeited.

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Zomojo Employee Share Option Plan Plan Rules

4.5

Unless otherwise determined or approved by the Board, an Offer of Options is personal to the Eligible Employee to whom it is given and, accordingly, Options may be granted only to the Eligible Employee to whom the Options are offered.

But Rule 10.2 does allow the Participant to request that any Shares acquired on the exercise of Options be issued in the name of the Participant’s nominee, subject to the Board’s approval.
Form of Offer

4.6	An Offer of Options shall be in writing and the form of the Offer and any acceptance shall be as approved by the Board from time to time.

4.7	Unless otherwise determined by the Board, an Offer of Options shall be accompanied by a Plan Application and the Offer shall state:		This is a list of key terms that, ideally, should be disclosed in the Offer. However, the Board has ultimate power to determine the wording of Offers.
	(a)	the name and residential address of the Eligible Employee to whom the Offer is made;

	(b)	the date of the Offer;

	(c)	the period for acceptance of the Offer;

	(d)	any applicable Exercise Conditions;

	(e)	any applicable Vesting Conditions including any Vesting Date;

	(f)	the Plan Sale Restrictions;

	(g)	any applicable Eligibility Conditions; and

	(h)	any other specific terms and conditions applicable to the Options which in the opinion of the Board are fair and reasonable but not inconsistent with these Rules.

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Zomojo Employee Share Option Plan Plan Rules

5.	Acceptance of Options

Procedure for Acceptance

	5.1	An Eligible Employee may accept Options by delivering to the Plan Administrator a signed and completed Plan Application within the period specified in the Offer.

	5.2	Unless the Board otherwise determines, an Offer of Options shall be void and of no effect if, as at the closing date, either:

(a) the Offer is not accepted in accordance with this Rule; or

(b) the Eligible Employee to whom the Offer was given is no longer an Eligible Employee.

Delegation

	5.3	By accepting an Offer of Options, the Eligible Employee shall be deemed to have irrevocably authorised:	This ensures an Employee cannot later vary or withdraw any authority granted under these Rules, and gives the Plan Administrator flexibility as to how powers are exercised in practice.
(a)

the Plan Administrator and each of the directors of Zomojo from time to time as the Eligible Employee’s joint and several attorneys, on the Eligible Employee’s behalf to sign any associated documentation and do any other things which may be convenient or necessary for giving effect to the provisions of these Rules, and the Eligible Employee ratifies and confirms all such actions; and

(b)

all persons and entities given powers, obligations or discretions under these Rules (including Zomojo, its directors and the Plan Administrator) to exercise their powers, fulfill their obligations and exercise their discretions as the case requires, including (without limitation) the Plan Administrator to take all necessary steps to enforce any Plan Sale Restriction (whether on its

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Zomojo Employee Share Option Plan Plan Rules

own behalf or on behalf, and as agent, of the Participant or Zomojo) using such procedures and conditions as they deem appropriate from time to time.

Grant of Options

5.4	Upon acceptance of an Offer in accordance with Rule 5:

(a) the Board shall grant the Options by resolution, whether prior to the Offer conditional on acceptance, or after acceptance of the Offer; and

	(b) the Plan Administrator shall:	Regardless of when the relevant certificate is issued or register updated, legally the Employee’s rights in relation to Options are acquired at the time of the Options are granted.

(i)   issue to the Participant a certificate or statement in respect of the Options in a form approved by the Board from time to time and stating the number of Shares to which the Options relate, the Grant Date and the Vesting Conditions; and

(ii) enter details of the Options in a register in compliance with the Corporations Act.

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Zomojo Employee Share Option Plan Plan Rules

Part III Vesting of Options

6.	Vesting

	6.1	Options vest under the Plan once any and all Vesting Conditions have been satisfied, or in accordance with Rule 7.

6.2

Unless otherwise determined by the Board and specified in the Offer, the Vesting Conditions are satisfied if the Options which are Offered have not been forfeited and the Participant remains employed in the Zomojo Group as at:

If no other Vesting Conditions are specified in the Offer, Options vest at the time of the 1st / 2nd anniversary of the grant date or on the earlier of a sale of more than 60% in Zomojo’s Shares or assets, or an Initial Public Offering.
		(a)	in respect of 50% of the Options, the first anniversary of the Options’ Grant Date; and

		(b)	in respect of 100% of the Options, the second anniversary of the Options’ Grant Date or earlier Liquidity Event,

and if:

		(c)	the Board does not deem the Participant ineligible because of poor performance or misconduct; and

		(d)	any other Vesting Conditions specified in the Offer have been satisfied.

7.	Earlier Vesting

	7.1	The Board may determine:

(a)

that some or all of a Participant’s Options shall vest even if all Vesting Conditions have not been satisfied, subject to:

(i)   any Exercise Conditions; or

(ii)    any Sale Restriction in respect of Shares acquired as a result of exercising the Options,

This gives the Board flexibility, for example, to accelerate vesting for some unforeseen but worthy reason; and to make vesting partial or full, and to vary Vesting Conditions and/or Exercise Conditions for any remaining Options, as the Board deems appropriate to the circumstances.
which the Board may specify in lieu of or in

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Zomojo Employee Share Option Plan Plan Rules

addition to those already applicable under these Rules (including Exercise Conditions applicable under Rule 9.2); and

(b) if the Board determines that only some of the Participant’s Options shall vest, that Vesting Conditions and/or Exercise Conditions applicable to the Participant’s other Options shall be amended as deemed appropriate by the Board.

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Part IV Forfeiture of Options

8.	Forfeiture of Options

	8.1	Subject to Rule 8.2, Options shall be forfeited upon the earliest of the following:

		(a)	cessation of employment at a time when the Options have not vested in accordance with Part III above;	Unvested Options lapse immediately on cessation of employment.

		(b)	Zomojo becomes Insolvent;

		(c)	when the Board determines that the Participant’s Options are forfeited:

(i) because a Vesting Condition cannot be satisfied; or (ii) because of the Participant’s poor performance or misconduct; or

		(d)	the Expiry Date.

	8.2	The Board may determine that:

		(a)	Options shall not be forfeited in accordance with Rule 8.1; and

		(b)	Vesting Conditions and/or Exercise Conditions applicable to those Options shall be amended.

	8.3	Upon Options being forfeited, the Options are cancelled and all rights and entitlements of a Participant under the Plan in respect of the Options shall cease and be of no legal effect.

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Zomojo Employee Share Option Plan Plan Rules

Part V Exercise of Options

9.	Method of Exercise

Exercise Procedure

	9.1	Subject to satisfying any Exercise Conditions, an Option which has vested in accordance with Rule 6, and which has not been forfeited pursuant to Rule 8, may be exercised at any time:

		(a)	by the Participant lodging with Zomojo:

(i) a Notice of Exercise signed by the Participant; and

(ii) unless waived by the Plan Administrator, the applicable Options certificate; or

		(b)	by the Board giving notice to the Participant that the Board has resolved that the Options be exercised.

	9.2	Unless otherwise specified by the Board, the Options shall be subject to Exercise Conditions that:

		(a)	a Liquidity Event has occurred;

		(b)	the Participant has acceded to Zomojo’s Shareholders Agreement (if any) in accordance with Rule 10.4; and

		(c)	the Board has not determined that the Participant is ineligible to convert Options to Shares because of poor performance or misconduct.

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9.3

In the event of a Trade Sale, if the Participant holds Options which have vested in accordance with Rule 6, and which have not been forfeited pursuant to Rule 8, before approving any share transfers pursuant to the Trade Sale, the Board will give the Participant a reasonable opportunity to exercise those Options and acquire Shares, and to sell the Shares pursuant to the Trade Sale to the same extent as other Shareholders pursuant to Zomojo’s Constitution and Shareholders Agreement.

This is to ensure vested Options can be converted to Shares in time for the Trade Sale.

Partial Exercise	The restriction on partial exercise of options is intended to minimise administration.
9.4

A Participant must exercise Options in a multiple of 100 or such other multiple as the Board determines and notifies to the Participant unless the Participant exercises all Options able to be exercised at that time.

9.5 The exercise by a Participant of only some of the Options held by the Participant shall not affect the Participant’s right to exercise other Options held by the Participant later.

9.6

Where a Participant submits a Notice of Exercise in respect of only some of the Options covered by a certificate, Zomojo shall issue a certificate which evidences the remaining number of Options held by the Participant.

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10.	Acquisition of Shares

10.1 10.2 10.3

Upon Options being exercised in accordance with Rule 9.1:

(a)    the Options shall be deemed to be cancelled; and

(b)    the Participant shall have a right to acquire Shares in accordance with this Rule, and the Board shall procure the acquisition by the Plan Trustee, by issue or transfer, of sufficient Shares so that the Plan Trustee can, and the Plan Trustee shall, allocate the same number of Shares to the Participant, such Shares to be held absolutely, on bare trust, for the Participant pursuant to the Plan Trust Deed and on the terms of the Plan.

All references in these Plan Rules to ownership of Shares by the Participant (or the Participant’s nominee), notwithstanding the language used, shall be read as referring to the holding of the Shares by the Plan Trustee on bare trust for the Participant, and all associated references shall be read with such adaptations as are necessary.

If the Participant requests that the Shares be held by or for a nominee of the Participant and the Board approves, then the Shares shall be issued or transferred to or held for the Participant’s nominee in lieu of the Participant, subject to any conditions which may be imposed by the Board, and in that event the Participant shall remain liable as a Participant and shall procure the nominee’s signature to signify agreement to be bound by the Plan Rules also as a Participant.

The ratio of one Share for each Option is preserved even in the event of a new issue of Shares or a capital reorganisation of Zomojo since in those cases Rules 15 and 16 require the number of Options to be adjusted to preserve the one-to-one ratio.

The Rules require that Shares be held by the Plan Trustee on bare trust for the Participant.

In this case, the same rights, including voting rights, would flow through the Plan Trust to the Participant as if the Participant held the Shares. But those rights would need to be formally exercised by the Plan Trustee on the Participant’s behalf and at the Participant’s direction.

The Board has discretion whether to permit the Shares to be acquired in the name of a party associated with the Participant. This would not generally change the Australian tax treatment in relation to income tax on the Options, but could affect Australian CGT in relation to the eventual sale of the Shares.

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10.4	As a condition precedent to being entitled to acquire Shares, the Participant agrees to sign any accession deed or other document for becoming a party to and/or bound by the terms of:	The Participant could be required to accede to the terms of a Shareholders Agreement even though the Participant only acquires a beneficial interest in Shares held by the Plan Trustee.
(a) a Shareholders Agreement (if any);

(b) the Plan Trust (if any); and

(c) any other document related to acquiring the Shares,

provided that those terms do not put the Participant in a materially adverse position in relation to the Shares outside the scope of the Plan relative to the holders of other ordinary shares in Zomojo.

10.5	Unless the Shares are already held by the Plan Trustee, Zomojo shall:

(a) issue a certificate or statement in respect of the Shares which complies with Zomojo’s Constitution and any applicable law or rules; and

(b) enter details of such Shares in Zomojo’s share register as required by the Corporations Act in the name of the person or entity acquiring the Shares.

10.6	If the Shares are issued or transferred to, or are already held by, the Plan Trustee, then in accordance with these Rules and the Plan Trust Deed:

(a) where the Shares are already held by the Plan Trustee as at the date of exercise of the Options in accordance with Rule 9, the Board shall ensure that the Shares are held for the Participant as from the passing of the Board’s resolution;

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(b)   where the Shares are not already held by the Plan Trustee as at the date of exercise of the Options in accordance with Rule 9, the Board as soon as practicable shall ensure that the Shares are issued or transferred to the Plan Trustee and that the Shares are held for the Participant as from the time of acquisition by the Plan Trustee; and

(c)

the Plan Trustee shall:

(i)    notify the Participant of the Participant’s entitlement, whether in respect of specific Shares or a specific number of Shares, held by the Plan Trustee; and

(ii)     enter details of such Shares in the name of the Participant in a sub-register maintained by the Plan Trustee.

Regardless of when the Participant is notified of their entitlement to Shares or an entry is made in the Plan Trustee’s sub- register, legally the Participant’s rights in relation to the Shares commence from the date on which the Shares are held by the Plan Trustee for the Participant.

Ranking

10.7 Shares acquired on the exercise of Options shall rank equally with all existing Shares for dividends, new issues and any other shareholder distributions or benefits on and from the date of acquisition.

Even though the Shares are ranked as ordinary shares, they are subject to the Plan Sale Restriction and any other restrictions in the contract incorporating these rules.
Obligations

10.8 Upon the exercise of Options, in respect of the resulting Shares, the Participant agrees to be bound by:

(a) these Plan Rules as amended from time to time in accordance with Rule 35;

(b) Zomojo’s Constitution as amended from time to time in accordance with the Corporations Act; and

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Zomojo Employee Share Option Plan Plan Rules

(c)	a Shareholders Agreement (if any) as amended from time to time in accordance with the Shareholders Agreement;

(d)	the Plan Trust Deed (if any) as amended from time to time in accordance with the trust deed; and

(e)	the Listing Rules as in force from time to time (and in the event of any inconsistency between these Rules and the Listing Rules, the Listing Rules shall prevail to the extent of that inconsistency), for so long as the Participant remains registered as holder of the Shares and for so long thereafter as any rights or obligations arising thereunder or under the Plan continue.

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Part VI Dealings with Options and Shares

11.	Plan Sale Restrictions

11.1

The Participant shall not sell, mortgage, charge, create or dispose of a legal or equitable interest in, or with respect to, or otherwise deal with, exercise, redeem or encumber (‘deal with’) the Options other than by exercising the Options in accordance with Part V.

This is the Plan Sale Restriction applicable to Options.

	11.2	Subject to Rule 11.3, if the Options are exercised and converted to Shares in accordance with Part V, the Participant shall not deal with the Shares before the earlier of:

This is the Plan Sale Restriction applicable to Shares.

The only way a Participant generally could hold Shares before a Liquidity Event (so that this paragraph would be applicable) is if the Board had exercised its discretion to vest the Options early in accordance with Rule 7.

		(a)	where cessation of employment with the Zomojo Group occurs before a Liquidity Event, 30 days after cessation of employment;
		(b)	unless the Board otherwise determines, 12 months after an Initial Public Offering; or

		(c)	a Trade Sale,	This means there is no Plan Sale Restriction on a Trade Sale.

nor within 30 days after cessation of employment with the Zomojo Group.

11.3

If the Board is satisfied that the Participant is in genuine financial hardship or is otherwise in extraordinary circumstances causing the Participant to want to sell the Shares, the Board may give notice to the Participant waiving the Plan Sale Restriction in Rule 11.2.

	11.4	When there is no Plan Sale Restriction operative under Rule 11.2, the Shares may be dealt with only in accordance with Rules 12 or 13.

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11.5

If so determined by the Board, the commencement of extended unpaid leave which, when completed, would result in more than 12 months’ unpaid leave having been taken over an 18-month period will be treated in the same way as cessation of employment for the purposes of Rule 11.2.

This enables the Board to treat extended unpaid leave in the same way as cessation of employment for the purposes of the Plan Sale Restriction.

11.6	Notwithstanding Rules 11.1 and 11.2, the Plan Sale Restrictions shall cease if a sale is required by:

This means the Constitution and Shareholders Agreement take priority if they require or permit a sale while the Plan Sale Restriction is still in place.

For example, the Board may waive the Plan Sale Restriction to permit a sale of enough of a Participant’s Shares to fund a payment of tax.

	(a)	the terms of Zomojo’s Constitution or Shareholders Agreement; or
	(b)	in exceptional circumstances, the Board in writing on such conditions as it determines to be appropriate.
11.7

The Participant undertakes not to take any action that could infringe a Plan Sale Restriction (or any other Sale Restriction), and Zomojo shall adopt, and/or procure the Plan Trustee to adopt, and the Participant agrees to comply with, such procedures as the Board deems necessary to enforce all such restrictions.

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12.	Share Repurchase

12.1

If an Initial Public Offering has not occurred, at any time after cessation of employment with the Zomojo Group, the Board may by written notice to the Participant (‘sale notice’) procure a sale of some or all of the Participant’s Shares in such manner as determined by the Board, including (without limitation):

The Board can procure a purchase of the Participant’s Shares.

		(a)	a transfer of Shares by the Participant, or the Plan Trustee, to a third party;

		(b)	a buy-back and cancellation of Shares in accordance with the Corporations Act from the Participant or the Plan Trustee; or

		(c)	a redemption of the Participant’s beneficial interest in the Shares by the Plan Trustee.

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12.2	If the Board procures a sale of the Participant’s Shares in accordance with Rule 12.1:

	(a)	within 30 days after receiving the sale notice, the Participant shall sign such documents and do such things as the Board reasonably requires to effect the sale; and	The Sale Price will be based on Plan Values in 3 instalments or the Plan Value as at the sale notice.
	(b)	the Sale Price of the Shares shall be:

(i)   if the Board resolves it is to be paid in 3 instalments in accordance with Rule 12.3(a)(ii), the sum of the 3 instalments; and

(ii)    otherwise:

(A)    where a Trade Sale has taken place within 6 months prior to the sale notice, the price which the Board determines to be the price, or nearest representative price, applicable under the Trade Sale; or

(B)    otherwise, the Plan Value of the Shares as at the date of the sale notice.

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12.3	The Participant shall be entitled to payment of the Sale Price:		The Sale Price can be paid over a 3-year period or in 3 instalments, or otherwise within 30 days after it is calculated.
	(a)	if the Board so resolves:

(i)   within 3 years after the date of the sale notice; or

(ii)    in 3 instalments where:

(A)    the first instalment equals one third of the Plan Value of the Shares as at the date of the sale notice;

(B)    the second instalment equals one third of the Plan Value of the Shares as at the first anniversary of the date of the sale notice; and

(C)    the third instalment equals one third of the Plan Value of the Shares as at the second anniversary of the date of the sale notice; and

with each instalment being due within 30 days after the date on which the instalment is first able to be calculated; and

	(b)	otherwise, within 30 days after the date on which the Sale Price is first able to be calculated.

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12.4	If Rule 12.3(a)(i) applies, the Participant shall also be entitled to interest on the Sale Price calculated over the period:		If the Sale Price is paid over 3 years, interest will be payable.

	(a)	from the date of the sale notice,

	(b)	until the date on which the Sale Price is paid.

12.5	If Rule 12.3(a)(ii) applies, the Participant shall also be entitled to interest on:		If the Sale Price is paid in 3 instalments, interest will be payable if any instalment is overdue.
	(a)	the second instalment of the Sale Price calculated over the period: (i) from the date on which the first instalment is due, (ii) until the date on which the first instalment is paid; and

(b)

the third instalment of the Sale Price calculated over the period:

(i)   from the date on which the second instalment is due,

(ii)    until the date on which the second instalment is paid;

and over the period:

(iii)   from the date on which the third instalment is due,

(iv)   until the date on which the third instalment is paid.

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12.6   Interest due in accordance with Rules 12.4 or 12.5 will be calculated on a compound daily basis at the ‘Indicator Lending Rates – Bank standard variable housing loans interest rate’ (or nearest equivalent rate) last published by the Reserve Bank of Australia prior to the date of the sale notice, the date on which the first instalment is due, the date on which the second instalment is due, and the date on which the third instalment is due, respectively.

13.	Sale by Participant

At any time when a Participant’s Shares are not subject to a Sale Restriction, the Participant may deal with the Shares to the extent that such dealing is permitted or required by the terms of Zomojo’s Constitution and Shareholders Agreement, Zomojo’s prevailing insider trading and corporate governance policies, any applicable Listing Rules, the Corporations Act and any other applicable law.

Except for any Sale Restriction, the Participant is on the same footing as other Shareholders.

14.	Legal Personal Representative

Notwithstanding anything to the contrary, for the purpose of satisfying the Participant’s entitlement under these Rules, a Legal Personal Representative of the Participant may be registered as a holder of the Participant’s Options or Shares, upon the production to the Plan Administrator of such documents or other evidence as the Plan Administrator may reasonably require to establish the entitlement of the Legal Personal Representative to be so registered, and subject to Zomojo being able to bind the Legal Personal Representative to these Plan Rules and Zomojo’s Shareholders Agreement to the same extent as the Participant.

This applies generally in the case of death or disability (see definition of ‘Legal Personal Representative’ in Rule 39) to enable the Options or Shares to be held on behalf of the Participant or the Participant’s estate.

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Part VII Special Rules

15.	New Issues

Subject to any applicable law or rules, if Zomojo issues Shares or other securities pro rata to existing Shareholders (other than an issue in lieu or in satisfaction of dividends or by way of dividend reinvestment), and no Share has been acquired in respect of an Option before the books closing date for determining entitlements to the new issue:

This rule protects Employees from having the value of their Options diluted if Zomojo issues Shares to existing Shareholders free of charge, by way of a bonus issue (see Rule 15(a)) or a rights issue at a material discount to market value (see Rule 15(b)).

(a)

in the case of a bonus issue, the number of Options held by the Participant shall be re-expressed as the number of Shares which the Participant would own because of the relevant Options if, prior to the books closing date for the first such bonus issue after grant of the Options, the Options had been converted to Shares; and

The number of Shares to which the Options relate, and hence the number of Options, is increased as if the Options had been Shares. This is to preserve the Participant’s % equity holding on the conversion of Options to Shares.

(b)

in the case of a pro rata issue other than a bonus issue, there shall be no adjustment to the terms of Options, except that if the Board considers that without an adjustment the pro rata issue could materially dilute the value of the Options, the Board may re-express the numbers thereof (or make other adjustments) in such manner as the Board considers appropriate, and to the extent necessary, to preserve the value of the Options.

The Board has power to work out the best way to adjust the terms of Options, but only to the extent necessary to preserve their value – most likely by re-expressing the number of the Options to equal an increased number of Shares to which they relate.

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16.	Capital Reorganisations

If there is a reorganisation of capital of Zomojo, or any other abnormal dealing between Zomojo and its Shareholders (such as a distribution of assets in specie or the payment of a dividend otherwise than in the ordinary course and of an amount substantially in excess of Zomojo’s normal distribution policy), the number or terms of the Options shall be adjusted in such manner as determined by the Board to preserve the value of the Options having regard to the effect of the reorganisation or abnormal dealing on Shareholders, and to the extent necessary to comply with any applicable law.

Similarly, the Board has power to make an appropriate adjustment to preserve the value of Options in the event of some other reorganisation such as a share split or consolidation, or even perhaps if the reorganisation involves a change of entity in the event of a group restructure (under Rule 17).

17.	Group Restructure

If:

(a) all or substantially all the assets of or Shares in Zomojo are transferred to a newly-organised corporation or other business entity (‘Newco’); or

(b) any other arrangement, reconstruction, restructuring, reorganisation, recapitalisation or consolidation of Zomojo occurs resulting in a new trust (‘Newtrust’) or a new company (‘Newco’),

the Plan shall apply as if ‘Share’ means an equity security of Newco or Newtrust, as applicable, that most corresponds to ordinary shares in Zomojo, and Zomojo may assign its rights and obligations under the Plan to Newco or Newtrust by:

(c) agreement with Newco or Newtrust; and

(d) written notification to Participants.

18.	Notifications to Participants

The Plan Administrator shall notify the Participant in writing within one month after a bonus issue, pro rata issue, reorganisation of capital or group restructure occurring while the Participant is the holder of Options of any consequential change

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to the Participant’s rights, including any change to:

(a) the number of Options;

(b) the number of Shares to which the Options relate; and

(c) the entity to which the Shares relate,

however failure by the Board to do so would not invalidate the relevant change to the Participant’s rights.

19.	Aggregation of Option Parcels

If more than one parcel of Options is converted at the same time, the Participant may aggregate the numbers thereof, including any fraction or fractions of Shares resulting from the operation of Rules 15 or 16, except that any fraction in the aggregate number shall be disregarded in determining the Participant’s total entitlement to Shares to be acquired on the exercise of the Options.

Since it is not possible to issue a fraction of a share, where several parcels of Options are converted at the same time, any fractions (resulting from a new issue or a capital reorganisation) can be aggregated to obtain a total figure that must then be rounded down to the nearest whole number.
20.	Accounting, Taxation or Legal Requirements

If adverse consequences would or could result from any accounting standards or taxation or other law, any changes thereto, or from the interpretation thereof by a court of competent jurisdiction or by a government authority including the Australian Taxation Office, the Board may formulate, revoke, add to or vary various sets of special rules or procedures which minimise adverse implications, in addition to or in lieu of those set out in these Rules and/or take any other measures that the Board deems necessary or desirable in the circumstances to cater for such accounting standards, law and/or policy, provided that after such action, the Plan produces economic outcomes that are similar to those previously produced by the Plan.

This gives the Board flexibility to develop procedures and rules to take account of changing accounting, taxation and legal requirements, provided they are of a commercially equivalent nature.

21.	Stock Exchange Listing

If Zomojo lists on the ASX or any other recognised stock exchange:

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(a)	Zomojo shall not seek official quotation of any Options;	This means the Options will not be traded on-market.

(b)

on the conversion of Options to Shares, after expiry of all Sale Restrictions but within the time prescribed by the Listing Rules, Zomojo shall apply to the ASX or other recognised stock exchange for the quotation of Shares issued on the conversion of the Options if other Shares of Zomojo are officially quoted at that time;

This would enable the Shares to be sold on-market, upon expiry of any Plan Sale Restrictions or other Sale Restrictions such as a further escrow period (eg see Rule 25).

(c)

these Rules shall be deemed to be subject to any requirements in the Listing Rules, and shall be construed as if these Rules were modified to the extent necessary to ensure compliance and consistency with the Listing Rules; and

(d)	to facilitate such listing, the Board may:	This gives the Board flexibility to develop procedures and rules to take account of listing, provided they are of a commercially equivalent nature.
(i) formulate, revoke, add to or vary various sets of special rules or procedures, in addition to or in lieu of those set out in these Rules; and/or

(ii) take any other measures that the Board deems necessary or desirable in the circumstances,

provided that the Board shall ensure that any such action taken, having regard to the different environment, results in a Plan that produces economic outcomes that are similar to those produced by the Plan as it existed prior to the listing.

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22.	Overseas Participants

The Board may formulate, revoke, add to or vary various sets of special rules or procedures, in addition to or in lieu of those set out in these Rules, to apply to Eligible Employees employed and/or resident in, and/or who are citizens of, countries other than Australia, to facilitate the operation of the Plan in the relevant jurisdiction, while ensuring that, having regard to the different environment, the Plan produces economic outcomes that are similar to those produced by the Plan as it applies in Australia.

This gives the Board flexibility to develop procedures and rules to take account of any overseas Participants, provided they are of a commercially equivalent nature.

23.	Application of Board Determination

The Board may resolve that any rules or procedures adopted, or measures taken, or varied in accordance with Rules 20, 21 or 22 shall be deemed to be included in or shall substitute for the terms of Options or Shares acquired on the conversion of Options, which are held by:

This allows any such procedures or rules to apply to future Options or Shares and/or Options or Shares already on issue, subject to the requirement that the new procedures or rules are commercially equivalent.
	(a)	all Participants, or to one or more specific Participants; and/or

	(b)	prior to and/or the after the date of the Board resolution.

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Part VIII General Rules

24.	Taxation

	Subdivision 83A-C of the Income Tax Assessment Act 1997 applies to this Plan (subject to the requirements of that Act).			Under section 83A-105(6) of the Income Tax Assessment Act 1997, this Rule ensures that the legislative provisions relating to tax deferral apply even if Options are granted without any Vesting Conditions.

25.	Escrow Undertaking

Offers of Securities

	25.1	This Rule applies if Zomojo takes any action, including a public offer for the issue of any of its securities, resulting in:		The Board has power to require Participants to accept further sale restrictions on Options or Shares to help facilitate a public offering. Underwriters sometimes require such undertakings to prevent key people from selling their Shares soon after a public offering, which can result in a downgrading in the value of the Shares.
		(a)	the ASX under the Listing Rules; and/or
		(b)	any underwriter or proposed underwriter of a capital-raising as a condition of the underwriting,

requiring the Participant to enter into a legally binding undertaking not to deal with the Participant’s Options or any Shares acquired or to be acquired on conversion of the Options.

Restriction on Dealing with Options and Shares

25.2 If requested from the Board, the Participant must enter into a legally binding undertaking in a form required by the Board under which the Participant agrees, in addition to the Plan Sale Restrictions, not to deal with the Participant’s Options or any Shares to be acquired on conversion of the Options for the greater of the following periods:

		(a)	in the case of a restriction required under the

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Listing Rules, the period required under the Listing Rules; and

(b) in the case of a restriction required by an underwriter or proposed underwriter as a condition of the underwriting, the period required by the underwriter.

26.	Legal Compliance

Despite any of these Rules, no Eligible Employee or Participant may be invited to participate in the Plan or granted Options, no Option may be converted to a Share, and no Option or Share may otherwise be dealt with, if to do so:

(a) would contravene Zomojo’s corporate governance policies (if any), any insider trading or other applicable provisions of the Corporations Act, the Listing Rules, the local laws of an Eligible Employee’s or Participant’s country of residence, or any other applicable law; or

(b) would require actions to comply with such law which the Board considers to be impractical or undesirable.

27.	Cessation of Employment – Special Case

	If the Participant’s employer ceases to be a member of the Zomojo Group, the Participant’s employment shall be deemed to have ceased, unless:	If, for instance, a subsidiary of Zomojo were sold off, all employees of that subsidiary would be treated as ‘ceasing employment’ for the purposes of the Plan. This means, for instance, that unless Rules 27(a) or (b) apply, any unvested Options of such a participating employee could be forfeited under Rule 8.1(a). If, due to Rule 27, Options are not forfeited, they may still be assessed to Australian tax on the basis of cessation of employment for tax purposes.
(a) the Board otherwise determines prior to such cessation; or
(b) the Participant re-commences employment with another member of the Zomojo Group within 30 days after such cessation.

28.	Responsibility to Obtain Independent Advice

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All issues affecting Participants because of their participation in the Plan are their responsibility, and it is the responsibility of Participants to obtain their own independent advice at their own expense on the financial, taxation, legal and other consequences to them of or relating to participation in the Plan.

29.	Disclaimer of Liability

29.1 The Participant agrees that neither Zomojo nor any of its directors or officers shall be liable for any loss or damage to the Participant, or any person or entity claiming through the Participant or any transferee, resulting from the Participant’s participation in the Plan.

	29.2	For the purposes of Rule 29.1, loss or damage includes (without limitation) any loss or damage arising from:

(a) any failure to give the Participant a notification in accordance with these Rules or any applicable law or rules;

(b) any of the Participant’s tax obligations or liabilities; or

(c) any change in the financial position of Zomojo and any consequent change in the value of Options or Shares, it being acknowledged by the Participant that Zomojo’s circumstances will inevitably vary from time to time with resultant changes in the value of Zomojo’s Options and Shares.

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30.	Administration of the Plan

Appointment of Plan Administrator

	30.1	The Plan shall be administered by a person or entity (‘the Plan Administrator’) who is:		If the Board does not specifically appoint a Plan Administrator, Zomojo’s Company Secretary will be responsible for administering the Plan. The following rules are designed to confer on the Plan Administrator broad powers and flexibility without assuming liability.
		(a)	appointed for this purpose by the Board, or replaced by the Board in accordance with Rules 30.5 and 30.6; or
(b) in the absence of any such appointment or replacement, the Company Secretary of Zomojo.

Powers of the Plan Administrator

	30.2	Subject to any directions of the Board, the Plan Administrator shall have power to:

		(a)	determine appropriate procedures for administration of the Plan consistent with these Plan Rules;

		(b)	resolve conclusively all calculations and questions of fact or interpretation in connection with the Plan;

		(c)	resolve any difficulty or dispute arising under the Plan in any manner it sees fit;

		(d)	do anything which the Plan Administrator in its discretion considers appropriate in serving its function as administrator under the Plan;

		(e)	do anything delegated to it by the Board which the Board has power to do;

		(f)	delegate to any one or more persons or entities, for such period and on such conditions, as it sees fit the exercise of any of its powers or discretions arising under the Plan; and

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(g) take or rely on independent professional or expert advice in relation to the exercise of any of its functions or powers under these Plan Rules.

Exercise of Powers

30.3

Any calculations, adjustments, judgements or decisions which are required to be made under these Plan Rules shall be made by the Plan Administrator and, in the absence of manifest error, shall be final, conclusive and binding on Zomojo and the Participant.

30.4

Any power or discretion that is conferred on the Plan Administrator by these Rules may be exercised by the Plan Administrator in the interests or for the benefit of Zomojo, and the Plan Administrator is not, in exercising such power or discretion, under any fiduciary or other obligation to any other person or entity.

Replacement of the Plan Administrator

30.5

The Board may replace the Plan Administrator with some other person or entity to administer the Plan, and in that event the previous Plan Administrator shall do all things necessary to transfer to the new Plan Administrator all its obligations and all documents in the Plan Administrator’s possession relating to Options or Shares in accordance with the Plan.

30.6

Such replacement shall have the effect of discharging the previous Plan Administrator from any contract or deed under which the Plan Administrator has rights or obligations under the Plan, subject to any conditions imposed by the Board.

Power to Buy-back Shares

30.7	If not otherwise prohibited by these Rules, Zomojo may from time to time buy back in accordance with the Corporations Act any Shares resulting from the conversion	By including this provision, any such buy-back would be an ‘employee share scheme buy-back’ and subject to less onerous regulatory

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		of Options held by a Participant, the Plan Trustee or any other person or entity at a price determined in accordance with these Plan Rules or, or in the absence thereof, at a mutually agreed price.	requirements under the Corporations Act.

31.	Financial Assistance

	31.1	Zomojo from time to time shall provide, or procure a Subsidiary of Zomojo to provide, financial assistance necessary to facilitate the operation of the Plan.	This confirms that Zomojo is required to financially support the operation of the Plan.

	31.2	Such financial assistance may include:

(a) payments or reimbursement of all expenses, costs and charges incurred in the administration of the Plan;

(b) payments of fees to the Plan Administrator for services rendered in the administration of the Plan; and

(c) a payment to facilitate a buy-back of Shares in accordance with Rule 30.7.

32.	Consents & Approvals

If the doing of any act, matter or thing under these Plan Rules is dependent on the consent or approval of a party or is within the discretion of a party, the power to give such consent or approval or exercise such discretion shall be taken to be unfettered and absolute, and the consent or approval may be given or the discretion may be exercised conditionally or unconditionally or not exercised by the party in its discretion.

All powers and discretions are not subject to any constraints unless specified in the Plan Rules.

33.	Options and Obligations of Participants

Acceptance of Options to Constitute Offer

	33.1	The acceptance of an Offer of Options by the Participant	This ensures that a contract only comes into existence, and

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in accordance with Rule 5 constitutes an offer by the Participant to participate in the Plan, and such offer is accepted upon the Board granting Options in accordance with Rule 5.4(a), and prior to such acceptance, the Participant and Zomojo have no rights or obligations as a result of the Participant accepting the Options.

rights are acquired for legal and tax purposes, only once the Board so determines.

Effect of Participation

33.2

This Plan shall not form part of any contract of employment between the Participant and the Participant’s employer, and shall not confer directly or indirectly on the Participant any legal or equitable right whatsoever other than as set out in these Rules, whether on cessation of employment or otherwise.

Any claim for damages in connection with employment, or arising under the Plan, must be assessed independently of each other.

33.3	The existence of these Rules:

	(a)	does not confer on any Eligible Employee the right to receive Options;

	(b)	does not confer on any Eligible Employee or Participant the right to continue as an employee or Eligible Employee;

	(c)	does not affect any rights which a member of the Zomojo Group may have to terminate the Employment of any Participant; and

	(d)	may not be used to increase damages in any action brought against a member of the Zomojo Group in respect of such termination.

33.4	Participation in the Plan does not affect, and is not affected by, participation in any other scheme operated by a member of the Zomojo Group unless the terms of that other scheme provide otherwise.

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Compliance with ASX Listing Rules

33.5

The Participant agrees not to take any action which would or may result in a member of the Zomojo Group failing to comply with the conditions for admission to membership of, or listing on, the ASX or with the rules or regulations of the ASX applying to a member of the Zomojo Group from time to time.

34.	Notices

Notices may be given by Zomojo to the Participant in such manner as the Plan Administrator may from time to time determine, or in the manner prescribed by Zomojo’s Constitution and Shareholders Agreement for the giving of notices to Shareholders of Zomojo with all necessary adaptations for notices to be given to Participants.

35.	Forms

The Plan Administrator may from time to time require the Participant to complete and return to the Plan Administrator such documents as may be required by law to be completed by the Participant or which the Plan Administrator considers should, for legal or taxation reasons, be completed by the Participant.

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36.	Amendment

Amendment by Board Resolution

36.1

Subject to Rule 36.2 and any applicable law, the Board has power by resolution to waive or modify the application of any of these Rules, or to make such other amendments to all or any of the Rules as the Board thinks fit in accordance with this Rule, and the Board may in its discretion deem any such amendment to have effect with respect to Options or Shares acquired on the conversion of Options, that are granted or acquired:

This allows any amendment of the Rules to apply to specific Options or Shares, or generally, and to past or future Options or Shares, provided that if any existing holders are materially worse off 75% consent is required unless the amendment falls into one of the categories in paragraphs (a) to (d) below.
		(a)	to all Participants, or to one or more specific Participants; and

		(b)	prior to and/or after the date of the Board resolution,

but if the Board does not specify otherwise, the amendment shall be deemed to apply to all Participants and to have effect with respect to Options and Shares that are granted or acquired prior to and after the date of the Board resolution.

	36.2	But:

(a)

if the amendment is material to the interests of Shareholders and/or Option holders, the powers referred to in Rule 36.1 shall be exercised by Shareholders, and Rule 36.1 shall be interpreted with such adaptations as are necessary;

(b)

if the amendment, in net terms, would have a materially adverse effect on the rights of Participants in existence at the time of the amendment, the Board must obtain the Participant’s consent or the consent of at least 75% of such Participants; and

		(c)	any resolution passed by the Board in accordance with Rule 36.1 must state that the

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Board is satisfied that the amendment is in the overall interests of Shareholders and Option holders considered as a group,

unless the amendment is primarily:

		(d)	in accordance with Rules 20, 21 or 22;

		(e)	made to comply with or conform to present or future applicable law, including legislation governing or regulating the Plan or like plans;

		(f)	to correct any manifest error or mistake; or

		(g)	to provide for the establishment of, or any amendment to the terms of, the Plan Trust to hold Shares pursuant to the Plan.

Amendment by Procedures Manual

36.3

The Plan Rules may be amended by means of a procedures manual prepared and maintained by the Plan Administrator, provided that the amendment, in net terms, does not have a materially adverse effect on the rights of Participants in existence at the time of the amendment, and does not otherwise compromise the spirit or essence of the Plan.

The Plan Administrator (rather than the Board) can make amendments to procedures, subject to not rendering existing holders materially worse off and to preserving the spirit and essence of the Plan.

Notification of Amendment

36.4

As soon as reasonably practicable after making an amendment to these Rules or the terms of Options or Shares under the Plan which the Board deems material, the Board shall give notice of the amendment to any Participant affected by the amendment, however failure by the Board to do so would not invalidate the amendment as it applies to that Participant.

37.	Termination or Suspension of the Plan

	37.1	The Plan may be terminated or suspended (in relation to the grant of any future Options) at any time by a resolution		This would not affect any rights or obligations already in existence at the

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		of the Board.	time.

	37.2	Upon termination or suspension of the Plan:

(a) the Plan Administrator shall deal with any assets or documents, or fulfil any obligations, as directed by the Board; and

(b) in the case of termination of the Plan, these Plan Rules shall cease to be of any legal effect, except in respect of rights which arose under the Plan prior to termination of the Plan.

38.	Governing Law

38.1

These Rules and the rights and obligations of Participants are governed by and to be construed and enforced in accordance with the laws of the State of Victoria and the Commonwealth of Australia without reference to the principles governing the conflict of laws applicable in that or any other jurisdiction.

38.2

Each Participant irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts of the State of Victoria, Australia and courts entitled to hear appeals from those courts, and a Participant may not object to the jurisdiction of any of those courts on the ground that it is an inconvenient forum or that it does not have jurisdiction.

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Part IX        Definitions and Interpretation

39.	Definitions

In these Rules, unless the context otherwise requires:

ASX	means Australian Stock Exchange Limited ABN 98 008 624 691 and if the context permits, any other recognised stock exchange.

Board

means all or some of the directors of Zomojo acting as the Board of Zomojo, or Zomojo’s sole director if applicable, in accordance with the Corporations Act and Zomojo’s Constitution and Shareholders Agreement.

CEO	means the chief executive officer of Zomojo.

Corporations Act	means the Corporations Act 2001 (Cwth).

Diluted Issued Capital	means the sum of:

(a)   the number of shares on issue of any class (including any partly-paid shares to the extent that they are paid up at that time); and

(b)   the number of shares that would be on issue if:

(i)   all outstanding or proposed Offers to acquire Options and offers to acquire other securities convertible to shares (‘convertible securities’) were accepted; and

(ii)    all outstanding convertible securities were converted to shares.

Eligibility Condition	means a condition precedent set out in an Offer

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which must be satisfied before an Eligible Employee can be granted Options.

Eligible Employee	means an Employee whom the Board determines is to be given an Offer in accordance with Rule 4.1.

employee

means any full-time, part-time or casual employee of a member of the Zomojo Group, and includes an executive director of a member of the Zomojo Group, and employed, employer and employment have corresponding meanings (as modified by Rule 27).

Employee	means an employee or director of a member of the Zomojo Group.

Exercise Condition

means a condition which must be satisfied before Options can be converted to Shares, as adjusted (if applicable) in accordance with Rule 7.1(b), and as reduced (if at all) or waived in whole or in part at any time in any case by the Board and notified to the Participant.

Expiry Date	means a date (if any) specified as such in the Offer.

Grant Date	means the date on which Options are granted in accordance with 5.4(a).

Independent Valuer

means a chartered accountant experienced in valuing companies like Zomojo, who in the opinion of the Board is acting independently and impartially in relation to the relative interests of Shareholders, directors and Participants, and who is appointed by either:

(a)   a unanimous resolution of the Board; or

(b)   a majority resolution of the Board and who is nominated by the President of the Institute of Chartered Accountants Australia (Victorian

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branch) or of a similar body.

Initial Public Offering	means the listing of Zomojo on a recognised stock exchange as a result of an initial public offering of Shares in accordance with the provisions of Chapter 6D of the Corporations Act.

Insolvent

in respect of Zomojo, means the occurrence of one of the following:

(a)   Zomojo stops or suspends payment of its debts;

(b)   Zomojo becomes insolvent within the meaning of regulation 7.5.02 of the Corporations Regulations 2001; or

(c)    a court is required by reason of section 459C(2) of the Corporations Act to presume that Zomojo is insolvent.

Legal Personal Representative

means:

(a)   the executor of the will or an administrator of the estate of a deceased person;

(b)   the trustee of the estate of a person under a legal disability; or

(c)    a person or entity who holds an enduring power of attorney after the appointor has lost mental capacity.

Liquidity Event	means a Trade Sale or an Initial Public Offering.

Listing Rules

means the Listing Rules of the ASX and any other rules of the ASX which are applicable while Zomojo is admitted to the ASX’s Official List, each as amended or replaced from time to time, and as modified from time to time by the ASX including by express written waiver and subject to any

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conditions applicable to such a waiver.

Offer	means an invitation to participate in the Plan that is given to an Eligible Employee by Zomojo in accordance with Rule 4 and, if the context permits, which is accepted by the Eligible Employee.

Option	means a right, upon vesting in accordance with the Plan, and subject to any Exercise Conditions, to acquire a Share in Zomojo on and subject to the terms of the Plan.

Participant

means a person or entity who has acquired Options and/or Shares under this Plan and includes:

(a)   if a Participant obtains Board permission for a nominee to acquire Shares in accordance with Rule 10.2, both the Eligible Employee who acquired the Options and the person or entity who acquired the Shares;

(b)   if a Participant dies or becomes subject to a legal disability, the Legal Personal Representative of the Participant; and

(c)    in relation to Shares held by the Plan Trustee beneficially for a Participant pursuant to Rule 10.1(b), the Plan Trustee.

Plan Plan Administrator

means the Zomojo Employee Share Option Plan.

means the person or entity appointed from time to time by the Board to administer the Plan in accordance with Rule 30.1 or to whom any such person or entity has delegated such administration in accordance with Rule 30.2(f).

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Plan Application	means a duly completed and executed document accepting an Offer to an Eligible Employee of Options in a form approved by the Board from time to time.

Plan Enterprise Value

at a particular time means the amount determined by the Board, having regard to any recent valuations by an Independent Valuer or any other advice or input deemed appropriate or necessary by the Board at Zomojo’s cost, as the greater of the fair values for which all Zomojo’s businesses and net assets, or all Zomojo’s equity, may be sold on an arm’s length basis, having regard to the market conditions in which Zomojo operates at that time.

Plan Sale Restriction

means any restriction imposed under the Plan having the effect of preventing the Participant from dealing with the Options or Shares acquired on the conversion of Options, as reduced (if at all) or waived in whole or in part at any time in any case by the Board and notified to the Participant.

Plan Trust

means a bare trust established to hold:

(a)   Shares for Participants under the Plan upon the exercise of Options under the Plan; or

(b)   Shares acquired under any other plan established by Zomojo,

on terms that the beneficiary for whom the Shares are held have the same rights, benefits and privileges in respect of the Shares as if they were the legal owner of the Shares.

Plan Value

of an Option or Share at a particular time means the amount determined by dividing the prevailing Plan Enterprise Value of Zomojo at that time by Zomojo’s Diluted Issued Capital at that time (excluding any options or other convertible

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securities with an exercise price).

Rules	means the rules governing the operation of the Plan set out in this instrument, as amended from time to time.

Sale Price	means the amount determined in accordance with Rule 12.2(b).

Sale Restriction

means a restriction having the effect of preventing the Participant from dealing with the Options or Shares acquired on the conversion of Options, whether the restriction is a Plan Sale Restriction or is imposed under Zomojo’s Constitution or Shareholders Agreement or is otherwise enforceable, and as reduced (if at all) or waived in whole or in part at any time in any particular case by the Board and notified to the Participant.

Share

means:

(a)   a fully-paid ordinary share in the capital of Zomojo; and

(b)   any share acquired on the exercise of any right issued, or in accordance with a bonus issue or other issue, to Zomojo shareholders in respect of such a share,

as modified by Rule 17 in the event of a group restructure, and includes a beneficial interest in a Share in accordance with the Plan Trust with such adaptations as are necessary or appropriate according to the context.

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Shareholders Agreement	means an agreement entered into by Zomojo and all its Shareholders, as amended from time to time in accordance with such agreement.

Subsidiary	means a body corporate of which Zomojo is a holding company in terms of the Corporations Act and which is approved for participation in this Plan by the Board.

Trade Sale

means an offer (or offers under one arrangement) while Zomojo is not listed on a recognised stock exchange:

(a)   which has been accepted by one or more Shareholders or approved by the Board; and

(b)   which, on completion, would result in sale of more than 60% of:

(i)   the value of Zomojo Group’s businesses and consolidated net assets; or

(ii)    Zomojo’s Shares,

but does not include any internal restructure under which the control of Zomojo and its Shareholders do not materially change.

Vesting Condition

means a condition which must be satisfied in order for Options not to be forfeited on cessation of employment in accordance with Rule 8.1(a), as adjusted (if applicable) in accordance with Rule 7.1(b), and as reduced (if at all) or waived in whole or in part at any time in any case by the Board and notified to the Participant.

Vesting Date	means the date (if any), being no later than the Expiry Date, specified as such in an Offer.

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Zomojo	means Zomojo Pty Ltd ABN 99 114 604 269 or, in the event of a group restructure described in Rule 17, Newco or Newtrust referred to therein, as the case requires.

Zomojo Employee Share Option Plan	means the Employee Share Option Plan established by a resolution of Shareholders dated 8th November 2017, and incorporates the Plan Trust.

40.	Interpretation

40.1	General

In these Rules, unless the context otherwise requires:

(a)   a reference to a day shall be taken to mean 5.00pm local Melbourne, Australia time on that day;

(b)   a reference to the expiry of a period shall be taken to mean that the time has passed 5.00pm local Melbourne, Australia time on the last day of that period;

(c)    headings and explanatory notes are primarily for convenience and do not alter the literal interpretation of these Rules but may provide guidance where the Rules can be interpreted more than one way;

(d)   reference to any legislation or stock exchange rules includes any modification or re-enactment of, a provision substituted for it, and a regulation, statutory instrument, regulation or rule issued under it;

(e)   words denoting the singular include the plural and vice versa;

(f)  words denoting a gender include the other genders;

(g)   a reference to a person, corporation, trust, partnership, unincorporated body or other entity includes any of them;

(h)   a reference to a document or agreement, including these Rules, is to that document or agreement as amended, novated, supplemented, varied or replaced from time to time, except to the extent prohibited by that document or agreement or these Rules;

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(i)   reference to a specific Rule, paragraph or rule is a reference to the Rule, paragraph or rule, or the corresponding Rule, paragraph or rule, as amended from time to time;

(j)   a reference to a person or entity includes the person’s or entity’s successors, permitted substitutes and assigns and, where applicable, the person’s or entity’s Legal Personal Representative;

(k)    where any word or phrase is given a defined meaning in these Rules, any part of speech or other grammatical form of that word or phrase has a corresponding meaning;

(l)   a reference to conduct includes an omission, statement and undertaking, whether or not in writing;

(m)  a reference to a document includes any certificate, notice, instrument and document of any kind;

(n)   a reference to writing includes an e-mail, a facsimile transmission, and any other means of reproducing words in a tangible and lasting visible form; and

(o)   a reference to dollars or $ is to Australian currency.

40.2 Primary Instruments

These Rules are to be interpreted subject to any conflicting provisions of the Corporations Act, the Listing Rules and any other applicable laws.

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